Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 345-815-9919 E: Robin.Lowe@AltisourceAMC.com

Altisource Residential Corporation Reports First Quarter 2015 Results

CHRISTIANSTED, U.S. Virgin Islands, May 7, 2015 (GLOBE NEWSWIRE) - Altisource Residential Corporation (“Residential” or the “Company”) (NYSE: RESI) today announced financial and operating results for the first quarter of 2015. Net income totaled $12.4 million, or $0.22 per diluted share, for the first quarter of 2015 compared to net income of $41.9 million, or $0.77 per diluted share, for the first quarter of 2014.

Residential also reported estimated taxable income of $21.7 million for the first quarter of 2015 compared to taxable income of $25.8 million for the first quarter of 2014.

2015 highlights to date:

•	Declared and paid dividends of $0.63 per share, including an $0.08 per share catch up dividend related to 2014 taxable income.

•	Entered into a new asset management agreement with Altisource Asset Management Corporation (“AAMC”) that positions Residential for sustainable growth.

•	Established a new $100.0 million loan facility to finance REO assets.

•	Renewed the repurchase facility with Credit Suisse to increase the funding capacity from $225 million to $275 million with increased REO sublimits.

•	Appointed two new mortgage servicers and arranged for the transfer of approximately $1 billion of servicing to the new servicers.

•	Resolved an aggregate of 1,069 mortgage loans.

•	Increased rental portfolio to 785 properties as of April 30, 2015, including 655 rented properties.

“In the first quarter of 2015, we renegotiated Residential’s management agreement with AAMC on favorable terms for Residential and made substantial progress on transferring servicing to new servicers,” said President George Ellison. “I believe these are critically important achievements. Despite their negative impact on first quarter results, I believe they will lower our long-term cost of capital and put the Company on a strong foundation to return to growth. As a result, beginning in April we were able to strengthen our financial position by renewing and expanding our financing facilities.”

Webcast and conference call

The Company will host a webcast and conference call on Thursday, May 7, 2015, at 8:00 a.m. Eastern Time to discuss its financial results for the first quarter of 2015. The conference call will be webcast live over the internet from the Company’s website at www.altisourceresi.com and can be accessed by clicking on the “Shareholders” link.

About Residential

Residential is focused on providing affordable rental homes to families throughout the United States.  It acquires single-family properties primarily through the purchase of distressed mortgage loan portfolios.  Residential’s strategy is to work with borrowers to modify and refinance loans to keep them in their homes, and it seeks to convert the majority of remaining loans into renovated rental properties. Additional information is available at www.altisourceresi.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. Residential undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Residential’s ability to implement its business plan; Residential’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Residential’s Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

Altisource Residential Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31, 2015	Three months ended March 31, 2014

Revenues:
Rental revenues	$1,400	$69
Net unrealized gain on mortgage loans	61,134	65,130
Net realized gain on mortgage loans	15,382	9,321
Net realized gain on re-performing mortgage loans	151	—
Net realized gain on real estate	10,608	—
Interest income	240	108
Total revenues	88,915	74,628
Expenses:
Residential property operating expenses	12,459	1,050
Real estate depreciation and amortization	998	48
Real estate selling costs and impairment	14,691	354
Mortgage loan servicing costs	18,266	11,437
Interest expense	11,643	5,708
General and administrative	4,379	1,038
Related party general and administrative	16,052	12,632
Total expenses	78,488	32,267
Other income	2,000	—
Income before income taxes	12,427	42,361
Income tax expense	3	448
Net income	$12,424	$41,913

Earnings per share of common stock – basic:
Earnings per basic share	$0.22	$0.78
Weighted average common stock outstanding – basic	57,200,889	53,436,108
Earnings per share of common stock – diluted:
Earnings per diluted share	$0.22	$0.77
Weighted average common stock outstanding – diluted	57,406,619	54,086,959

Dividends declared per common share	$0.63	$0.48

Altisource Residential Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets:
Real estate held for use:
Land	$21,267	$14,424
Rental residential properties (net of accumulated depreciation of $2,046 and $1,062, respectively)	86,206	60,908
Real estate owned	456,479	457,045
Total real estate held for use, net	563,952	532,377
Real estate assets held for sale	150,807	92,230
Mortgage loans at fair value	1,853,495	1,959,044
Mortgage loans held for sale	12,485	12,535
Cash and cash equivalents	53,246	66,166
Restricted cash	14,766	13,282
Accounts receivable	10,398	10,313
Related party receivables	24,530	17,491
Investment in affiliate	18,000	18,000
Deferred leasing and financing costs, net	5,384	4,251
Prepaid expenses and other assets	672	373
Total assets	$2,707,735	$2,726,062
Liabilities:
Repurchase agreements	$929,287	$1,015,000
Other secured borrowings (including $14,991 repurchase agreement with NewSource at December 31, 2014)	379,840	339,082
Accounts payable and accrued liabilities	42,686	11,678
Related party payables	52,541	33,391
Total liabilities	1,404,354	1,399,151
Commitments and contingencies
Equity:
Common stock, $.01 par value, 200,000,000 authorized shares; 57,203,211 and 57,192,212 shares issued and outstanding, at March 31, 2015 and December 31, 2014, respectively	572	572
Additional paid-in capital	1,227,175	1,227,091
Retained earnings	75,634	99,248
Total equity	1,303,381	1,326,911
Total liabilities and equity	$2,707,735	$2,726,062

Non-GAAP measures - Estimated REIT taxable income

Estimated REIT taxable income is a measure that we use in connection with monitoring our compliance with certain REIT requirements. Estimated REIT taxable income should never be considered as an alternative to net income or net income per share as indicators of our operating performance.

The following table is a reconciliation of U.S. GAAP net income to estimated REIT taxable income (unaudited, $ in thousands):

	U.S. GAAP	Adjustments(1)	Tax
	Three months ended March 31, 2015	Three months ended March 31, 2015	Three months ended March 31, 2015
Revenues:
Rental revenues	$1,400	$—	$1,400
Net unrealized gain on mortgage loans	61,134	(13,009)	48,125
Net realized gains	26,141	(13,403)	12,738
Interest income, advance recoveries and other	240	6,182	6,422
Total revenues	88,915	(20,230)	68,685
Expenses:
Residential property operating expenses including depreciation	13,457	(1,952)	11,505
Mortgage loan servicing costs	18,266	(13,295)	4,971
General, administrative and other	44,765	(14,214)	30,551
Total expenses	76,488	(29,461)	47,027
Estimated income before income taxes	$12,427	$9,231	$21,658
_____________
(1) Adjustments between GAAP earnings and estimated taxable REIT income primarily represent temporary timing differences in the recognition of revenue and expense items, as provided above.